Exhibit 99.1

January 28, 2021

NOTICE OF REDEMPTION OF PUBLIC WARRANTS (CUSIP 9837FR118)

Dear Public Warrant Holder,

XL Fleet Corp. (the “Company”) hereby gives notice that it is redeeming, at 5:00 p.m. New York City time on March 1, 2021 (the “Redemption Date”), all of the Company’s outstanding warrants (the “Public Warrants”) to purchase shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) for a redemption price of $0.01 per Public Warrant (the “Redemption Price”), that were issued under the Warrant Agreement, dated as of July 11, 2019 (the “Warrant Agreement”), by and between the Company’s predecessor company, Pivotal Investment Corporation II (“Pivotal”) and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”), as part of the units sold in Pivotal’s initial public offering (the “IPO”). Each Public Warrant entitles the holder thereof to purchase one share of Common Stock for a purchase price of $11.50 per share, subject to adjustment. Any Public Warrants that remain unexercised at 5:00 p.m. New York City time on the Redemption Date will be void and no longer exercisable and their holders will have no rights with respect to those Public Warrants, except to receive the Redemption Price or as otherwise described in this notice for holders who hold their Public Warrants in “street name.” Warrants to purchase Common Stock that were issued under the Warrant Agreement in a private placement simultaneously with the IPO and are still held by the initial holders thereof or their permitted transferees are not subject to this notice of redemption.

The Public Warrants are listed on the New York Stock Exchange under the symbol “XL WS” and the Common Stock is listed on New York Stock Exchange under the symbol “XL.” On January 25, 2021, the last reported sale price of the Public Warrants was $8.33 and the last reported sale price of the Common Stock was $19.96.

TERMS OF REDEMPTION; CESSATION OF RIGHTS

The rights of the Public Warrant holders to exercise their Public Warrants will terminate immediately prior to 5:00 p.m. New York City time on the Redemption Date. At 5:00 p.m. New York City time on the Redemption Date and thereafter, holders of unexercised Public Warrants will have no rights with respect to those warrants, except to receive the Redemption Price or as otherwise described in this notice for holders who hold their Public Warrants in “street name.” We encourage you to consult with your broker, financial advisor and/or tax advisor to consider whether or not to exercise your Public Warrants. Note that the act of exercising is VOLUNTARY, meaning holders must instruct their broker to submit the Public Warrants for exercise.

The Company is exercising this right to redeem the Public Warrants pursuant to Section 6 of the Warrant Agreement. Pursuant to Section 6.1 of the Warrant Agreement, the Company has the right to redeem all of the outstanding Public Warrants if the last sales price of the Common Stock equals or exceeds $18.00 per share on each of twenty (20) trading days within the thirty (30) trading-day period ending on the third trading day prior to the date on which a notice of redemption is given. The last sales price of the Common Stock has been at least $18.00 per share on each of 20 trading days within the 30-day trading period ending on January 25, 2021 (which is the third trading day prior to the date of this redemption notice).

EXERCISE PROCEDURE

Public Warrant holders have until 5:00 p.m. New York City time on the Redemption Date to exercise their Public Warrants to purchase Common Stock. Public Warrants may only be exercised for cash. Each Public Warrant entitles the holder thereof to purchase one share of Common Stock at a cash price of $11.50 per Public Warrant exercised (the “Exercise Price”).

Payment of the Exercise Price may be made by wire transfer of immediately available funds. Wire instructions will be provided to the Depository Trust Company and will otherwise be provided upon request.

Those who hold their Public Warrants in “street name” should immediately contact their broker to determine their broker’s procedure for exercising their Public Warrants since the process to exercise is VOLUNTARY.

Persons who are holders of record of their Public Warrants may exercise their Public Warrants by sending:

1.	The Warrant Certificate;

2.	A fully and properly completed “Subscription Form” (a form of which is attached hereto as Annex A), duly executed and indicating, among of things, the number of Public Warrants being exercised; and

3.	The exercise funds via wire transfer,

to:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, NY 10004

Attention: Compliance Department

Telephone: (212) 509-4000

The method of delivery of the Public Warrants is at the option and risk of the holder, but if mail is used, registered mail properly insured is suggested.

The Warrant Certificate, the fully and properly completed Subscription Form and the exercise funds must be received by Continental Stock Transfer & Trust Company prior to 5:00 p.m. New York City time on the Redemption Date. Subject to the following paragraph, any failure to deliver a fully and properly completed Subscription Form together with the related Warrant Certificate and exercise funds before such time will result in such holder’s Public Warrants being redeemed at the Redemption Price of $0.01 per Public Warrant and not exercised.

For holders of Public Warrants who hold their Public Warrants in “street name,” provided that the Exercise Price for the Public Warrants being exercised and a Notice of Guaranteed Delivery are received by the Warrant Agent prior to 5:00 p.m. New York City time on the Redemption Date, broker-dealers shall have two business days from the Redemption Date, or 5:00 p.m. New York City time on March 1, 2021, to deliver the Public Warrants to the Warrant Agent. Any such Public Warrant received without the Subscription Form or the Notice of Guaranteed Delivery having been duly executed and fully and properly completed or the exercise funds being submitted will be deemed to have been delivered for redemption at the Redemption Price of $0.01 per Public Warrant, and not for exercise.

PROSPECTUS

A prospectus covering the Common Stock issuable upon the exercise of the Warrants (and the supplements thereto) is included in a registration statement filed with, and declared effective by, the Securities and Exchange Commission (Registration No. 333-252089) (the “SEC”). The SEC also maintains an Internet website that contains a copy of this prospectus. The address of this site is www.sec.gov. Alternatively, to obtain a copy of the prospectus (and the supplements thereto), please visit our investor relations website at [investors.xlfleet.com].

REDEMPTION PROCEDURE

Payment of the Redemption Price will be made by the Company upon presentation and surrender of a Public Warrant for payment after 5:00 p.m. New York City time on the Redemption Date. Those who hold their shares in “street name” should contact their broker to determine their broker’s procedure for redeeming their Public Warrants.

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Any questions you may have about redemption and exercising your Public Warrants may be directed to the Warrant Agent at its address and telephone number set forth above.

Sincerely,

XL FLEET CORP.

/s/ Dimitri N. Kazarinoff
Dimitri N. Kazarinoff
Chief Executive Officer

ANNEX A

XL FLEET CORP.

SUBSCRIPTION FORM

To Be Executed by the Registered Holder in Order to Exercise Warrants

The undersigned Registered Holder irrevocably elects to exercise                      Warrants represented by this Warrant Certificate, and to purchase the Common Stock issuable upon the exercise of such Warrants, and requests that Certificates for such shares shall be issued in the name of

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)
and be delivered to

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

Dated:
(SIGNATURE)

(ADDRESS)

(TAX IDENTIFICATION NUMBER)